EXHIBIT 10.11
SECOND AMENDMENT TO THE SENIOR SECURED PROMISSORY NOTES
This SECOND AMENDMENT TO THE SENIOR SECURED PROMISSORY NOTES (this “Amendment”) amends those Senior Secured Promissory Notes, as amended to date (the “2006 Notes”) set forth on Schedule I hereto and issued pursuant to the Secured Convertible Note and Warrant Purchase Agreement, dated May 24, 2006, as amended to date (the “2006 Purchase Agreement”) by and among StarVox Communications, Inc., a California corporation (the “Company) and the Holders set forth on Schedule I thereto (the “2006 Holders,” and each, a “2006 Holder”) and is made and entered into as of June 1, 2007 by and among the Company and the 2006 Holders party hereto. Capitalized terms used and not otherwise defined in this Amendment are used herein as defined in the 2006 Purchase Agreement.
W I T N E S S E T H:
WHEREAS, the Company desires to enter into a Securities Purchase Agreement (the “2007 Purchase Agreement”) by and among the Company, U.S. Wireless Data, Inc., a Delaware corporation (“Parent”) and DKR Soundshore Oasis Holding Fund Ltd., SMH Capital Inc., and Trinad Capital Master Fund, Ltd. (the “2007 Holders”) providing for the issuance of Senior Secured Debentures (the “2007 Debentures”), which are required to be ranked senior to the 2006 Notes.
WHEREAS, each 2006 Holder has agreed to (i) enter into a subordination agreement in the form attached hereto as Exhibit A (the “Subordination Agreement”) and (ii) extend the Maturity Date of such Holder’s 2006 Note until November 2, 2008.
WHEREAS, in consideration thereof, the Company has agreed to pay the Final Payment, as described below; and the Parent has agreed to issue warrants to each 2006 Holder, in the form attached hereto as Exhibit B (a “Warrant,” and collectively, the “Warrants”), to purchase such number of shares as set forth opposite such Holder’s name on Schedule I attached hereto (the “Warrant Shares”).
WHEREAS, the Company and each of the 2006 Holders desire to amend the 2006 Notes to (i) permit the issuance of the 2007 Debentures, (ii) provide for the payment of an additional amount at conversion, payment or prepayment, as further described below, and (iii) provide the 2006 Holders the option to convert upon an equity financing of an affiliate or parent of the Company.
WHEREAS, pursuant to the terms of the 2006 Notes, each 2006 Note may be amended with the consent of the holder of such 2006 Note and whereas by signing below, the Company and the 2006 Holders party hereto consent to this Amendment.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
Amendment of 2006 Notes
1. Amendment to Section 2(a). Each 2006 Note is hereby amended by deleting Section 2(a) in its entirety and substituting in lieu thereof :

2. “Principal of, and any accrued and unpaid interest on, this Note shall be due and payable on demand by the Holder at any time following November 2, 2007 (the “Maturity Date”), unless the principal of, and any accrued and unpaid interest on this Note has been converted in accordance with the terms hereof.“
3. Amendment to Section 2. Each Secured Note held by a 2006 Holder party hereto is hereby amended by adding a new subsection (g) to Section 2:
“(g) Upon any payment of this Note of any principal amount, whether by prepayment, payment at the Maturity Date or otherwise, the Company shall pay to the Holders, concurrently with such payment, a cash payment (the “Final Payment”), of 2% of the principal amount so paid, subject to the Holders’ option to receive Conversion Shares (as defined below) in lieu of cash pursuant to Section 5 hereof.
4. Amendment to Section 3(a). Each 2006 Note is hereby amended by replacing the words “Indebtedness owing to Sand Hill Finance, LLC in the amount of $1,500,000” in the second sentence of Section 3(a) with “Indebtedness evidenced by the senior secured debentures issued, pursuant to the Securities Purchase Agreement dated June 1, 2007, by and among the Company, U.S. Wireless Data, Inc., DKR Soundshore Oasis Holding Fund Ltd., SMH Capital Inc. and Trinad Capital Master Fund Ltd.”
5. Amendment to Section 5(a). Each 2006 Note is amended by deleting the first sentence of Section 5(a) and replacing it with the following sentence: “At the option of the Holder exercisable, in whole or in part, upon the closing of an equity financing in which securities of the parent are issued with gross proceeds to the parent, as applicable, of at least twelve million dollars ($12,000,000) (excluding the conversion of the principal and accrued but unpaid interest then due on any outstanding convertible promissory notes) or more (the “Next Financing”), any portion of the principal, accrued but unpaid interest and Final Payment (the “Loan Amount”) may be converted into that number of shares of the class of equity security issued in the Next Financing (the “Securities”) determined by dividing (a) the Loan Amount by (b) the lowest purchase price per share established in the Next Financing (the “Next Per Share Price”).”
6. Waiver. The 2006 Holders hereby waive any and all defaults under the Notes that have occurred through the date hereof.
7. Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Notes shall remain in full force and effect.
8. Effect. Unless the context otherwise requires, each 2006 Note and this Amendment shall be read together and shall have effect as if the provisions of the 2006 Note and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the 2006 Note to “This Note,” “hereto,” “hereof,” “hereunder” or words of like import referring to the 2006 Note shall mean the 2006 Note as modified by this Amendment.
Issuance of Warrants
9. Issuance of Warrants. As partial consideration for each 2006 Holder’s agreement to enter into this Amendment, on the date of this Amendment, Parent will issue to each 2006 Holder a Warrant to purchase the number of shares set forth opposite such Holder’s name on Schedule I hereto.
10. Representations and Warranties. Each 2006 Holder, for that 2006 Holder alone, represents and warrants to the Parent upon the acquisition of the Warrants as follows.

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     Binding Obligation. Such 2006 Holder has full legal capacity, power and authority to execute and deliver this Amendment and to perform its obligations hereunder. This Amendment is a valid and binding obligation of such 2006 Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
     Securities Law Compliance. Such 2006 Holder has been advised that the Warrants and the underlying securities have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such 2006 Holder is aware that, except as set forth in the Parent’s Registration Rights Agreement, as amended as of the date hereof, the Parent is under no obligation to effect any such registration with respect to the Warrants or the underlying securities or to file for or comply with any exemption from registration. Such 2006 Holder has not been formed solely for the purpose of making this investment and is purchasing the Warrants to be acquired by such 2006 Holder hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such 2006 Holder has such knowledge and experience in financial and business matters that such 2006 Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such 2006 Holder is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.
     Access to Information. Such 2006 Holder acknowledges that the Parent and the Company have given such 2006 Holder access to the corporate records and accounts of the Parent and the Company and to all information in its possession relating to the Parent and the Company, has made its officers and representatives available for interview by such 2006 Holder, and has furnished such 2006 Holder with all documents and other information required for such 2006 Holder to make an informed decision with respect to the issuance the Warrants in consideration of such 2006 Holder’s agreement to the matters set forth in this Amendment.
11. Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

THE COMPANY: STARVOX COMMUNICATIONS, INC.
By:	/s/ Thomas Rowley
Thomas Rowley
Chief Executive Officer

U.S. WIRELESS DATA, INC.
By:	/s/ Thomas Rowley
Thomas Rowley
Chief Executive Officer

2006 HOLDERS:	DESTAR, LLC
	By:	/s/ David E. Smith
		Name:	David E. Smith
		Title:	Managing Member

WHARTON ASSET MANAGEMENT, L.P. By: Wharton Investment Advisors, LLC, its General Partner
By:	/s/ David E. Everberg
Name:
Title:

WEATHERVANE CAPITAL PARTNERS, L.P. By: Weathervane Advisors, its Managing Partner
By:	/s/ Steven Shenfan
	Name:	Steven Shenfan
	Title:	Managing Member

DSAM FUND, L.P.
By:	/s/ Angelica Morrone
	Name:	Angelica Morrone
	Title:	Investment Manager

LYRICAL MULTI-MANAGER FUND, L.P. By: Lyrical Corp. II, LLC, its General Partner
By:	/s/ Jeffrey Moses
	Name:	Jeffrey Moses
	Title:	COO

LYRICAL MULTI-MANAGER OFFSHORE FUND, LTD. By: Lyrical Partners, L.P. By: Lyrical Corp. I, LLC, its General Partner
By:	/s/ Jeffrey Moses
	Name:	Jeffrey Moses
	Title:	COO

CAROLIA PARTNERS, L.P. By: Lyrical Opportunity Partners
By:	/s/ Jeffrey Moses
	Name:	Jeffrey Moses
	Title:	COO

GARY A. GELBFISH
/s/ Gary A. Gelbfish

NOAM GOTTESMAN
/s/ Noam Gottesman

SCHEDULE I
2006 HOLDERS

	Outstanding		Issue	Warrant
Holder	Principal	Interest Rate	Date	Shares
Destar, LLC	10,000,000	Issue Date through 11/20/2006: 12% 11/21/2006 through Maturity: 15%	5/24/2006	2,142,857

Weathervane Capital Partners LP	500,000	Issue Date through 11/20/2006: 12% 11/21/2006 through Maturity: 15%	5/24/2006	107,143

DSAM Fund, LP	250,000	Issue Date through 11/20/2006: 12% 11/21/2006 through Maturity: 15%	5/24/2006	53,571

Dr. Gary Gelbfish	250,000	Issue Date through 11/20/2006: 12% 11/21/2006 through Maturity: 15%	5/24/2006	53,571

Wharton Asset Management LP	1,000,000	Issue Date through 12/4/2006: 12% 12/5/2006 through Maturity: 15%	6/7/2006	214,286

Lyrical Multi-Manager Fund LP	500,000	Issue Date through 12/10/2006: 12% 12/11/2006 through Maturity: 15%	6/13/2006	107,143

Lyrical Multi-Manager Offshore Fund Ltd.	250,000	Issue Date through 12/10/2006: 12% 12/11/2006 through Maturity: 15%	6/13/2006	53,571

Carolia Partners LP	250,000	Issue Date through 12/10/2006: 12% 12/11/2006 through Maturity: 15%	6/13/2006	53,571

Noam Gottesman	1,000,000	Issue Date through 12/17/2006: 12% 12/18/2006 through Maturity: 15%	6/20/2006	214,286

EXHIBIT A
FORM OF SUBORDINATION AGREEMENT
SUBORDINATION AGREEMENT
     THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of June 1, 2007, (the “Effective Date”), by and between DKR SOUNDSHORE OASIS HOLDING FUND LTD. (with its successors and assigns, “Senior Agent” for itself, and in its capacity as representative of the Senior Creditors (as defined below)) and (with its successors and assigns, “Subordinated Creditor”).
RECITALS
     A. Obligors have entered into or propose to enter into the Securities Purchase Agreement (the “Securities Purchase Agreement”) by and among StarVox Communications, Inc., a California corporation (the “Company”), U.S. Wireless Data, Inc. a Delaware corporation (the “Parent”), and guaranteed by certain guarantors thereunder and/or under the Pledge and Security Agreement and Secured Guaranty dated as of the date hereof or such date as to be mutually agreed by the Senior Agent and the Company, (the “Guarantors”) and such holders of those certain Senior Secured Debentures dated as of the date hereof (the “Senior Debentures”). To secure the obligations under the Senior Debentures and Secured Guaranty, the Company, the Parent and the Guarantors granted or shall grant to the holders of the Senior Debentures (the “Senior Creditors”) a security interest in all of the Company’s, Parents and the Guarantors personal property assets.
     B. Certain of the Obligors have entered into or propose to enter into certain Subordinated Loan Documents with Subordinated Creditor.
     C. Subordinated Creditor and Senior Creditors desire to establish and agree upon their respective rights, priorities and interests governing their respective relationships with Obligors and any collateral for the obligations pursuant to the Subordinated Loan Documents and the Senior Loan Documents at all times on and after the execution of this Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing, Senior Agent, on behalf and for the benefit of Senior Creditors, and Subordinated Creditor hereby agree as follows:
1. DEFINITIONS
     As used herein, the following terms shall have the following meanings:

     “Enforcement Action” shall mean the acceleration of Subordinated Debt or any other exercise of remedies under the Subordinated Loan Documents as a result of a default or event of default under the Subordinated Debt (including, without limitation, the right to sue any Obligor or to file or participate in any involuntary bankruptcy proceeding against any Obligor but excluding the imposition of default rate interest or the initiation or participation with others in any action or proceeding to contest any action taken, proposed to be taken or omitted to be taken by the Senior Agent in violation of this Agreement).
     “Lien” shall mean any lien, claim, charge, pledge, security interest, deed of trust, mortgage, right of setoff or other encumbrance.
     “Obligors” shall mean the Company, the Parent, the Guarantors and any other affiliate of any Loan Party that now or hereafter executes and delivers any guaranties in favor of the Senior Creditors with respect to the Senior Debt or the Subordinated Creditors with respect to the Subordinated Debt.
     “Senior Debt” means any and all indebtedness and indebtedness and obligations (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time or from time to time owing from any Obligor to Senior Creditors under the Senior Loan Documents or otherwise, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against any Obligor.
     “Senior Loan Documents” means the Senior Creditor Agreement and any security agreement, promissory note, UCC financing statement, or any other agreement, instrument or document executed by any Obligor pursuant to or in connection with the Senior Debt or the Senior Creditor Agreement, as any of the foregoing may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.
     “Subordinated Debt” means any and all indebtedness and obligations (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time or from time to time owing from any Obligor to Subordinated Creditor under the Subordinated Loan Documents or otherwise, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against any Obligor.
     “Subordinated Loan Documents” means any promissory note, loan or credit or similar agreement, any financing statement, or any other agreement, instrument or document executed by any Obligor pursuant to or in connection with the Subordinated Debt, as of the date hereof and, subject to the terms hereof, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

     “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
Unless otherwise specified, all references in this Agreement to a “Section” shall refer to the corresponding Section in or to this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Senior Debt Documents.
2. SUBORDINATION
     (a) On the terms and conditions set forth below, Subordinated Creditor’s right to payment and performance of the Subordinated Debt and any and all liens and security interests securing the Subordinated Debt are hereby subordinated to Senior Creditors’ right to full and indefeasible payment and performance of the Senior Debt and all liens and security interests securing the Senior Debt. Except as permitted under Section 3(a), Subordinated Creditor shall not initiate or cause to initiate any Enforcement Action or otherwise ask, demand, sue for, take or receive from any Obligor, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by any Obligor to Subordinated Creditor, or be owing by any other person to Subordinated Creditor under a guaranty or similar instrument, on account of the Subordinated Debt, nor any collateral security for any of the foregoing, including, without limitation, any personal property collateral granted to Subordinated Creditor pursuant to the Subordinated Loan Documents, unless and until the Senior Debt shall have been indefeasibly fully paid in cash.
     (b) Subordinated Creditor shall not create, maintain or perfect any security interest in or lien on any property of any Obligor (other than any security interests or liens that may exist on the date hereof in favor of Subordinated Creditor in certain of Obligors’ personal property under and as described in the Subordinated Loan Documents, which liens and security interests shall be, and hereby are agreed to be, junior and subordinated to the security interests and liens securing the Senior Debt). If, notwithstanding the foregoing, any lien shall be created or shall arise in favor of Subordinated Creditor, whether by operation of law or otherwise, in or on any property of any Obligor or any of its subsidiaries or affiliates to secure all or any portion of the Subordinated Debt, then the liens granted by any such Obligor in any such property in favor of Senior Creditors to secure the Senior Debt shall in all respects be first and senior liens, superior to such liens that may be created or arise, and superior to any security interest or lien that may exist on the date hereof, in either case which liens are in favor of Subordinated Creditor securing the Subordinated Debt notwithstanding (i) the date, manner or order of creation, attachment or perfection of any such security interests or liens, (ii) the provisions of the UCC or any other applicable statutes or court decisions that would provide otherwise in the absence of this agreement, (iii) the provisions of any contract between Subordinated Creditor, on the one hand, and any Obligor or any subsidiary or affiliate thereof, on the other, and (iv) whether Subordinated Creditor or any agent or bailee thereof holds possession of any part any such collateral. In the event Subordinated Creditor shall have or obtain possession of any such property or shall, in contravention of this agreement, foreclose upon or enforce its security interest or lien upon any such property, whether by self-help, judicial action or otherwise, then (i) all such property shall be immediately delivered to Senior Agent, or, if not deliverable, all cash or non-cash proceeds and profits of such property shall be paid over to Senior Agent, without any deduction or offset, and (ii) until duly delivered or paid to Senior Agent, any such property or cash or non-cash proceeds and profits of such property shall be held in trust for the benefit of Senior Creditors, in the case of each of clause (i) and clause (ii), unless and until all of the Senior Debt shall have been paid in cash in full.
     (c) The subordination contained in this Agreement is intended to define the rights and duties of Subordinated Creditor and Senior Creditors; it is not intended that any third party (including any Obligor or any of its respective subsidiaries or affiliates, any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit from it. If the effect of the subordination contained in this Agreement would be to give any third party a priority status to which that party would not otherwise be entitled, then that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of Senior Creditors and Subordinated Creditor shall be determined in accordance with applicable law and this Agreement.
3. PERMITTED PAYMENT
     Provided no Default or Event of Default, as defined in the Senior Loan Documents, has occurred and is continuing Subordinated Creditor may receive and retain for its own benefit from the Company, the shares of capital stock issuable pursuant to the convertible promissory notes, as amended (subject to the terms hereof), issued pursuant to the Secured Convertible Note Purchase Agreement, dated as of June 1, 2007 by and among the Company and the parties thereto (the “Notes”) pursuant to the terms of each of such Notes. No other distribution under the Notes shall be permitted until the indefeasible payment in full of the Senior Debt.
4. ASSIGNMENT OF SUBORDINATED DEBT
     (a) Subordinated Creditor hereby covenants to Senior Creditors that prior to the termination of this Agreement in accordance with Section 9, the entire Subordinated Debt created in favor of Subordinated Creditor shall continue to be owing only to Subordinated Creditor, and any collateral security therefor (including, without limitation, any collateral security granted to Subordinated Creditor pursuant to the Subordinated Loan Documents) shall continue to be held solely for the benefit of Subordinated Creditor, unless assigned pursuant to an assignment in which the assignee agrees in writing to be bound by all of the terms and provisions of this Agreement. Any promissory note issued pursuant to the Subordinated Loan Documents shall be legended to expressly state that it is subject to this Agreement and the senior priority of the Senior Debt.
     (b) If any Subordinated Creditor initiates any Enforcement Action that is not permitted hereunder, the Senior Agent may interpose the agreement of the Subordinated Creditors contained herein as a defense thereto and shall be entitled to specific performance of the terms hereof.
     5. SENIOR CREDITORS’ PRIORITY
     In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Obligor or any of its subsidiaries or affiliates or the proceeds thereof to the creditors of Obligor or any of its subsidiaries or affiliates, or the readjustment of the Senior Debt and the Subordinated Debt, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the property of Obligor or any of its subsidiaries or affiliates to the payment or liquidation thereof, or upon the dissolution, liquidation, reorganization, or other winding up of Obligor’s or any of its subsidiaries’ or affiliates’ business, or upon the sale of all or any substantial part of Obligor’s or any of its subsidiaries’ or affiliates’ property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), then, and in any such event, Senior Agent, shall be entitled to receive the indefeasible payment in cash in full of the Senior Debt before Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof:
          (a) All payments and distributions of any kind or character, whether in cash, property, or securities, in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Senior Agent, and applied in payment of the Senior Debt;
          (b) Subordinated Creditor shall file a claim or claims, on the form required in such proceedings, on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding; and
          (c) Notwithstanding the foregoing, if any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by Subordinated Creditor on account of the Subordinated Debt before all of the Senior Debt has been paid, then such payment or distribution shall be received by Subordinated Creditor in trust for and shall be immediately paid over to Senior Agent, for application to the payments of amounts due on the Senior Debt until the Senior Debt shall have been paid in cash in full.
6. GRANT OF AUTHORITY
     In the event of the occurrence of an Insolvency Event, and to enable Senior Agent, to enforce the rights of the Senior Creditors hereunder in any of the aforesaid actions or proceedings, Senior Agent, is hereby irrevocably authorized and empowered, in Senior Creditor’s discretion, as follows:
          (a) Senior Agent, on behalf of Senior Creditors, is hereby irrevocably authorized and empowered (in its own name, the name of the Senior Creditors or in the name of Subordinated Creditor or otherwise), but shall have no obligation, (i) to demand, sue for, collect and receive every payment or distribution referred to in Section 5, and give acquittance therefor and (ii) (if Subordinated Creditor has failed to file claims or proofs of claim on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding) to file claims and proofs of claim, and (iii) to take such other action (including, without limitation, enforcing any lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Senior Agent, on behalf of Senior Creditors, hereunder.

Subordinated Creditor shall duly and promptly take such action as Senior Agent, on behalf of Senior Creditors, may reasonably request to execute and deliver to Senior Agent, on behalf of Senior Creditors, such authorizations, endorsements, assignments, or other instruments as Senior Agent, on behalf of Senior Creditors, may reasonably request in order to enable Senior Agent, on behalf of Senior Creditors, to enforce any and all claims with respect to, and any liens securing payment of, the Subordinated Debt as such enforcement is contemplated herein.
          (b) To the extent that payments or distributions on account of the Subordinated Debt are made in property or securities other than cash, Subordinated Creditor authorizes, Senior Agent, (but with no obligation and at Senior Agent’s sole discretion) to sell or dispose of such property or securities on such terms as are commercially reasonable in the situation in question. Following full and indefeasible payment in cash of the Senior Debt, Senior Agent, shall remit to the Subordinated Creditor (with all necessary endorsements), to the extent of Subordinated Creditor’s interest therein, all payments and distributions of cash, property, or securities paid to and held by Senior Agent, if any, in excess of the allowed amount of the Senior Debt.
          (c) The Subordinated Creditor agrees not to vote its claims or interests in any Insolvency Event (including voting for, or supporting, confirmation of any plans of reorganization) in a manner which would be inconsistent with the Subordinated Lender’s covenants and agreements herein.
7. PAYMENTS RECEIVED BY SUBORDINATED CREDITOR
     Should any payment, distribution, or security be received by the Subordinated Creditor upon or with respect to the Subordinated Debt in contravention of this Agreement (including any Permitted Payment as set forth in Section 3) prior to termination of this Agreement in accordance with Section 9, Subordinated Creditor shall receive and hold the same in trust for the benefit of Senior Agent, on behalf of Senior Creditors, and shall immediately deliver the same to Senior Agent, in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary) for application to the Senior Debt, and, until so delivered, the same shall be held in trust by such Subordinated Creditor for the benefit of Senior Creditors.
8. FURTHER ASSURANCES; COOPERATION
     Subordinated Creditor agrees to cooperate with Senior Agent, on behalf of Senior Creditors, and to take all actions that Senior Agent, may reasonably require to enable Senior Creditors to realize the full benefits of this Agreement.
9. TERMINATION OR AMENDMENT OF AGREEMENT; NO AMENDMENTS
     (a) This Agreement shall be effective upon its execution by each of Senior Agent, on behalf of Senior Creditors, and Subordinated Creditor and shall remain in effect and shall not be revoked or amended by Subordinated Creditor, except as permitted by Section 9(c). Subject to Section 13, this Agreement shall terminate upon the earlier to occur of the following: (i) the date on which the Senior Debt shall have been paid in cash in full or (ii) the date on which all of the Subordinated Debt, subject to the terms hereof, shall have been converted into shares of capital stock pursuant to the terms of the Notes.

     (b) The Senior Creditors and the Obligors may modify, supplement or amend the terms of the Senior Loan Documents, or waive any of the provisions thereof, in any manner whatsoever, all without consent of the Subordinated Creditors and without affecting the subordination set forth in this Agreement or the liabilities and obligations of the Subordinated Creditors hereunder. Nothing herein shall prevent the Senior Creditors and the Obligors, without the consent of the Subordinated Creditors and without affecting the subordination set forth in this Agreement or the liabilities and obligations of the Subordinated Creditors hereunder, from increasing or decreasing the principal amount of Senior Debt or from exercising its rights under the Senior Loan Documents.
     (c) No Subordinated Creditor shall agree to any amendment of the Subordinated Loan Documents, without the prior written consent of the Required Senior Creditors, if such amendment or modification would add or change any terms in a manner adverse to the Obligors or Senior Creditors, as determined by the Senior Creditors in their sole discretion, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled, as amended prior or as of the date hereof, or increase the interest rate applicable thereto.
10. ADDITIONAL AGREEMENTS FOR SENIOR CREDITOR
     Senior Creditor may administer and manage its credit and other relationships with Obligors in its own best interest, without notice to or consent of Subordinated Creditor. At any time and from time to time, Senior Creditors may enter into any amendment or agreement with any Obligor as Senior Creditors may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the obligations constituting Senior Debt or affecting the collateral security for, supporting or underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such collateral without in any way thereby impairing or affecting this Agreement, and all such additional agreements and amendments shall be Senior Loan Documents evidencing the Senior Debt; provided, that neither this Section 10 nor any provision of such agreements shall affect the limitations contained in the definitions of Senior Creditors or Senior Debt.
11. SUBROGATION
     If cash or other property otherwise payable or deliverable to the Subordinated Creditor or on account of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Senior Debt shall have been paid in cash in full, then Subordinated Creditor shall be subrogated to any rights of Senior Creditors to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been fully paid. No such payments or distributions received by the Subordinated Creditor by reason of such subrogation shall, as between any Obligor and its creditors other than Senior Creditors, on the one hand, and Subordinated Creditor, on the other hand, be deemed to be a payment by such Obligor on account of the Subordinated Debt owed to Subordinated Creditor.

12. SUBORDINATED CREDITOR’S WAIVERS AND COVENANTS
     (a) Without limiting the generality of any other waiver made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby expressly waives (i) reliance by Senior Creditors upon the subordination and other agreements herein provided, and (ii) any claim that Subordinated Creditor may now or hereafter have against Senior Creditors arising out of any and all actions that Senior Agent, on behalf of Senior Creditors, in good faith, takes or omits to take (A) with respect to the creation, perfection or continuation of liens in or on any collateral security for the Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Debt, (C) with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other third party and (D) with respect to the valuation, use, protection or release of any collateral security for the Senior Debt.
     (b) Without limiting the generality of any other covenant or agreement made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby covenants and agrees that (i) Senior Creditors, have not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Creditor Agreement or any of the other Senior Loan Documents, or the collectibility of the Senior Debt; and (ii) Subordinated Creditor will not interfere with or in any manner oppose a disposition of any collateral security for the Senior Debt by Senior Agent.
     (c) Subordinated Creditor hereby agrees that it will not at any time institute, facilitate or join in as a party in the institution of, or assist in the prosecution of, any action, suit or proceeding (A) contesting or challenging the validity, perfection, priority or enforceability of the Liens granted by any of the Obligors pursuant to or purported to be granted by any of the Senior Loan Documents and to secure Senior Debt or otherwise seeking a determination that any such Liens are invalid, unperfected or avoidable, or are or should be subordinated to the interests of any other Person, or (B) contesting or challenging the validity or enforceability of this Agreement. Each of the Subordinated Creditors agrees that it will not at any time institute, facilitate or join in as a party in the institution of, or assist in the prosecution of, any action, suit or proceeding contesting or challenging any collection, enforcement, disposition or acceptance of, or other remedial action with respect to, Collateral by the Senior Creditor, to the extent related to satisfying Senior Debt.
13. REINSTATEMENT OF SENIOR DEBT
     To the extent that Senior Agent, receives payments on or in respect of the Senior Debt or proceeds of any collateral security for the Senior Debt, which payments or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payments or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Agent.

14. NO WAIVERS
     Senior Creditors shall not be prejudiced in its rights under this Agreement by any act or failure to act of any Obligor or Subordinated Creditor or any noncompliance of any Obligor or Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof which Senior Creditors may have, or with which Senior Creditors may be charged; no action permitted hereunder that has been taken by Senior Agent, on behalf of Senior Creditors, shall in any way affect or impair the rights or remedies of Senior Creditor in the exercise of any other right or remedy or shall operate as a waiver thereof; no single or partial exercise by Senior Agent of any right or remedy shall preclude any other or further exercise thereof; and no modification or waiver of any of the provisions of this Agreement shall be binding upon Senior Creditors, in each case except as expressly set forth in a writing duly signed and delivered by Senior Agent, on behalf of Senior Creditors.
15. INFORMATION CONCERNING OBLIGORS; CREDIT ADMINISTRATION
     Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Obligors, its subsidiaries and affiliates, any and all endorsers and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Senior Creditors shall not have any duty to advise the Subordinated Creditor of information known to Senior Creditors regarding such condition.
16. NOTICES
     Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:
If to Senior Agent:
Address for Notice and Delivery:
DKR SOUNDSHORE OASIS HOLDING FUND LTD.
1281 East Main Street
Stamford, CT 06902
Telephone: (203) 324-8378
Facsimile: (203) 324-8488
Attention: Rajni A. Narasi, Assoc. General Counsel
With a copy to:
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Telephone: (212) 547-5400
Facsimile: (212) 547-5444

Attention: Stephen E. Older, Esq.
                    Meir A. Lewittes, Esq.
If to Subordinated Creditor:
«Holder_name»
«Address_Line_1»
«Address_Line_2»
Attention: «Addressee»
17. SEVERABILITY
     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
18. GOVERNING LAW
     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.
19. ASSIGNMENT
     This Agreement shall be binding upon Subordinated Creditor and its respective successors and assigns, and shall inure to the benefit of and be enforceable by Senior Agent and its successors and assigns.
20. MUTUAL WAIVER OF JURY TRIAL
     EACH PARTY AGREES THAT ALL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE DEBENTURES (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN NEW YORK, NEW YORK.
     EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK, NEW YORK FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT SUCH PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY

WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF EITHER PARTY SHALL COMMENCE A PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT, THEN THE PREVAILING PARTY IN SUCH PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH PROCEEDING
21. CONSENT TO SENIOR DEBT
     The Subordinated Creditor agrees that its execution of this Agreement shall constitute consent pursuant to the Subordinated Loan Documents to the Senior Creditor Agreement.
22. CONFLICTS
     In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Loan Documents or the Subordinated Loan Documents, the provisions of this Agreement shall govern and control.
23. COUNTERPARTS
     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.
[Signature page follows.]

EXECUTION COPY
     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

SENIOR AGENT:

DKR SOUNDSHORE OASIS HOLDING FUND LTD	SUBORDINATED CREDITOR:

<<HOLDER_NAME>>

Signature:	Signature:

Print Name:	Print Name:

Title:	Title:

The undersigned hereby accepts and consents to the foregoing Agreement and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted by Subordinated Creditor thereby or thereunder to Senior Creditors and Senior Agent and to pay Senior Creditors in accordance therewith.
OBLIGORS:

STARVOX COMMUNICATIONS, INC.		CAPITAL TELECOMMUNICATIONS, INC.

By:		By:

Name:	Thomas Rowley		Name: Thomas Rowley
Title:	Chief Executive Officer		Title: President

U.S. WIRELESS DATA, INC.

By:

Name:	Thomas Rowley
Title:	Chief Executive Officer

EXHIBIT B
FORM OF WARRANT
WARRANT
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION UNDER THE 1933 ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
U.S. WIRELESS DATA, INC.
Warrant To Purchase Common Stock
Warrant No.: ___
Number of Shares of Common Stock: ___
Date of Issuance: ___, June 1, 2007 (“Issuance Date”)
     U.S. Wireless Data, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ___, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ___(___) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is issued pursuant to that certain Amendment to the Senior Secured Promissory Notes (the “Second Amendment”), dated as of ___June 1, 2007 (the “Subscription Date”), between the Company, its wholly owned subsidiary, StarVox Communications, Inc. (“StarVox”), and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”)holders party thereto.
     1. EXERCISE OF WARRANT.
          (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds, or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). This Warrant shall be automatically exercised upon the repayment in full of the outstanding principal and accrued but unpaid interest under the Debentures (as defined in the Securities Purchase Agreement) and that Aggregate Exercise Price shall be deducted from the repayment amount of the Debentures (a “Debenture Repayment Withholding Exercise”). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to fewer than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise or a Debenture Repayment Withholding Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company. On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Company’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, transfer and dispatch by overnight courier to the address as specified in the Exercise Notice, certificates for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon proper and valid delivery of the Exercise Notice and Aggregate Exercise Price by the record holder of this Warrant as referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d) or a Debenture Repayment Withholding Exercise referred to in clause (ii)(C) above, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be transferred upon the exercise of this Warrant, but rather the number of shares of Common Stock to be transferred shall be rounded up to the nearest whole number. The Company shall pay any and all transfer taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
          (b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.01 subject to adjustment as provided herein.
          (c) Company’s Failure Timely to Deliver Securities. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of an exercise notice the Company shall fail to transfer the Warrant Shares to the Holder, and if on or after such third Trading Day the Holder is required to purchase (in an open market transaction or otherwise on reasonable terms) shares of Common Stock in order to deliver in satisfaction of a sale initiated by the Holder in anticipation of receiving from the Company the shares of Common Stock issuable upon such exercise (a “Buy-In”), then the Company shall upon receipt of reasonably satisfactory documentation evidencing the Buy-In terms, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) resulting from such exercise shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the date of exercise. Nothing herein shall limit the holder’s right to pursue actual damages for the Company’s failure to maintain a sufficient number of authorized shares of Common Stock or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).
          (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):
For purposes of the foregoing formula:
A= the total number of Warrant Shares with respect to which this Warrant is then being exercised.
B= the average of the Closing Sale Price of the shares of Common Stock (as reported by

     Bloomberg) on the five Trading Days immediately preceding the date of the Exercise Notice.
C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
          (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly transfer to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.
          (f) (i) Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own (directly or indirectly through Warrant Shares or otherwise) in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned (directly or indirectly through Warrant Shares or otherwise) by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this subsection, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants.
               (ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders.
   Notwithstanding anything in this Warrant to the contrary, the Company shall be entitled to treat the registered holder of this Warrant as such appears in its records, as the owner of this Warrant for all purposes; provided that such records are kept current using a reasonably satisfactory and customary method intended for such purpose.
     2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
          (a) Adjustment upon Subdivision or Combination of shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (b) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(b) but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 2(b).
     3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to Holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities not addressed by Section 2, property or options not addressed by Section 2 by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:
          (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of a share of Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date; and
          (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable by the record holder of this Warrant immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).
     4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
          (a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then, upon exercise of this Warrant, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
          (b) Fundamental Transactions. If the Company enters into or is party to a Fundamental Transaction, then the Holder shall have the right either (A) purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such Fundamental Transaction not taken place or (B) require the repurchase of this Warrant for a purchase price, payable in cash within five (5) business days after such request, equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity and Holder to comply with the provisions of this Section 4(b). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.
     5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action that is required hereunder to protect the rights of the holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally have the Common Stock fully paid and nonassessable shares of Common Stock transferred to the Holder upon the exercise of this Warrant, and (iii) shall, so long as any of the Default Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Default Warrants, 120% (or such lesser amount limited by the SEC) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Default Warrants then outstanding (without regard to any limitations on exercise).
     6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such person’s capacity as a Holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the Holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant shares which such person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to its shareholders.
     7. REISSUANCE OF WARRANTS.
          (a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

          (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
          (c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.
          (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
     8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder promptly after any adjustment of the exercise price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon the shares of Common Stock, (b) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to Holders of shares of Common Stock or (c) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
     9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any Warrant or decrease the number of shares of stock obtainable upon exercise of any Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to fewer than all of the Holders of the Warrants then outstanding.
     10. SEVERABILITY. If any provision of this Warrant or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of the terms of this Warrant will continue in full force and effect.
     11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.
     12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
     13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days, submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (which approval shall not be unreasonably withheld) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause, at the expense of the losing party, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
     14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.
     16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
          (a) “Black-Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 60% and the 100-day volatility obtained from the HVT function on Bloomberg.
          (b) “Bloomberg” means Bloomberg Financial Markets.
          (c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
          (d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 5:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

          (e) “Common Stock” means (i) the Company’s shares of Common Stock, $0.01 par value per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.
          (f) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable at the option of the holder thereof for shares of Common Stock.
          (g) “Expiration Date” means the date five (5) years after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.
          (h) “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (C) allow another Person to make a purchase, tender or exchange offer that is accepted by such number of holders of outstanding shares of Common Stock resulting in such Person (together with any affiliates of such Person) holding more than the 50% of the outstanding Common Stock of the Company following such purchase, tender or exchange offer, or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person resulting in such other Person (together with any affiliates of such person) holding more than the 50% of the outstanding Common Stock of the Company following such stock purchase agreement or other business combination, or (E) reorganize, recapitalize or reclassify its Common Stock or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% of the issued and outstanding Common Stock or the aggregate ordinary voting power represented by issued and outstanding Common Stock other than current stockholders of the Company.
          (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          (j) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
          (k) “Principal Market” means the principal national securities exchange or the NASD OTC Bulletin Board upon which the Company’s Common Stock is then listed or traded.
          (l) “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Buyers.

          (m) “Required Holders” means the holders of the Warrants which are party to the Second Amendment representing at least a majority of shares of Common Stock underlying the Warrants then outstanding.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

U.S. WIRELESS DATA, INC.
By:
Name:
Title:

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
U.S. WIRELESS DATA, INC.
     The undersigned holder hereby exercises the right to purchase                                          of the shares of Common Stock (“Warrant Shares”) of U.S. Wireless Data, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares; and/or

     2. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the maximum percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 1(f)(i) of the Warrant.
     3. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be transferred pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                                         to the Company in accordance with the terms of the Warrant.
     4. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
Date:                                                              ,

Name of Registered Holder
By:

Name:
Title: